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                                                                      Exhibit 23

                      Houghton Mifflin 401(k) Savings Plan


                        Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 2-69298) pertaining to the Houghton Mifflin 401(k) Savings Plan, of our report dated June 4, 1999, with respect to the financial statements and schedules of the Houghton Mifflin 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                             /s/ Ernst & Young LLP




Boston, Massachusetts
June 24, 1999





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